UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2006

SIMON PROPERTY GROUP, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

	225 WEST WASHINGTON STREET	46204
	INDIANAPOLIS, INDIANA	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02  Unregistered Sales of Equity Securities.

On October 2, 2006, Simon Property Group, Inc. (“Simon”) issued 8,000,000 shares of its Series K Variable Rate Redeemable Preferred Stock, par value $0.001 per share (the “Series K Preferred”), at a purchase price equal to the liquidation preference of $25.00 per share.  The shares of Series K Preferred were sold to a single initial purchaser in a private placement in reliance on Rule 144A under the Securities Act of 1933, as amended.  Simon will use the $200 million in proceeds from the sale to fund the redemption of its 8 ¾% Series F Cumulative Redeemable Preferred Stock.  For a description of the terms of the Series K Preferred, see the information set forth below under Item 5.03.

ITEM 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 27, 2006, Simon filed a Certificate of Designations (the “Certificate”) with the Delaware Secretary of State for the purpose of amending its Certificate of Incorporation to fix the powers, designations, preferences and rights of the Series K Preferred.  A copy of the Certificate is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

ITEM 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 3.1	Certificate of the Powers, Designations, Preferences and Rights of the Series K Variable Rate Redeemable Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 3, 2006

SIMON PROPERTY GROUP, Inc.

By:	/s/ Stephen E. Sterrett
Stephen E. Sterrett
Executive Vice President and Chief
Financial Officer